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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



             November 21, 2000                                   0-6770
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Date of Report (Date of earliest event reported)         Commission File Number




                             GLOBALTRON CORPORATION
             (Exact name of registrant as specified in its charter)



          Florida                                               65-06698942
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(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification Number)




                        100 N. Biscayne Blvd., Suite 2500
                              Miami, Florida 33132
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               (Address of Principal Executive Offices) (Zip Code)


                                 (305) 371-3300
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

In November 2000, Globaltron Corporation ("Globaltron"), formerly Win-Gate Equity Group, Inc., through its wholly-owned subsidiary, Globaltron Communications Corporation ("GCC") and Atlas Communications, Ltd. ("Atlas") agreed to terminate their preliminary discussions relating to a potential purchase and/or merger of Atlas by Globaltron.

On November 21, 2000, Atlas and GCC resolved certain disputes in connection with billing, lease, and management services provided to GCC by Atlas. In connection with the resolution, the parties each executed general releases. The parties also entered into a Settlement Agreement whereby GCC agreed to pay $50,000 to Atlas. Globaltron also agreed to transfer 400,000 shares of its restricted common stock to Atlas and to issue an additional 50,000 shares of its common stock to Atlas if the price of Globaltron's stock does not have an average closing price of $7.00 per share or more for 20 consecutive trading days through November 20, 2001.

Item 7.  Financial Statements, ProForma Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits

10.32 Settlement Agreement dated November 21, 2000 among Globaltron Corporation, Globaltron Communications Corporation and Atlas Communications, Ltd.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2000     GLOBALTRON CORPORATION

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                             By:  /s/ Kevin P. Fitzgerald

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                                   Kevin P. Fitzgerald, Chief Executive Officer

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